Exhibit 10.3
Western Digital Corporation
Summary of Compensation Arrangements
for
Named Executive Officers and Directors
Named Executive Officers
This summary sheet reports current base salaries and certain other compensation for (1) the current executive officers of Western Digital Corporation (the “Company”) who were named in the Summary Compensation Table in the Company’s Proxy Statement filed October 4, 2005 with the Securities and Exchange Commission (the “Named Executive Officers”) and (2) the Company’s current Chief Operations Officer who is not presently one of the Named Executive Officers.

Named Executive Officer	Current Base Salary
Matthew E. Massengill*	$800,000
Chairman of the Board

Arif Shakeel*	$800,000
President and Chief Executive Officer

John F. Coyne**	$600,000
Executive Vice President and Chief Operations Officer

Stephen D. Milligan	$400,000
Senior Vice President and Chief Financial Officer

Hossein Moghadam	$400,000
Senior Vice President and Chief Technology Officer

Raymond M. Bukaty	$400,000
Senior Vice President, Administration, General Counsel and Secretary

*	On August 25, 2005, the Company entered into employment agreements with Mr. Massengill and Mr. Shakeel, effective October 1, 2005, as disclosed in Item 1.01 of the Company’s current report on Form 8-K, filed with the Securities and Exchange Commission on August 26, 2005, which is incorporated herein by reference.

**	On May 25, 2005, prior to Mr. Coyne’s appointment as Executive Vice President and Chief Operations Officer, the Company entered into a letter agreement with him, as disclosed in Item 5.02 of the Company’s current report on Form 8-K, filed with the Securities and Exchange Commission on November 23, 2005, which is incorporated herein by reference.
     The Named Executive Officers and Mr. Coyne are eligible to receive cash bonus awards as disclosed in Item 1.01 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 23, 2005, which is incorporated herein by reference.

     The Named Executive Officers and Mr. Coyne are entitled to participate in various Company plans as set forth in the exhibits to the Company’s filings with the Securities and Exchange Commission.
     In addition, the Named Executive Officers and Mr. Coyne may be eligible to receive perquisites and other personal benefits as disclosed in the Company’s Proxy Statement.
Directors
     The Company’s non-employee directors currently receive an annual retainer of $40,000 in January, or if they join the Company’s Board of Directors (the “Board”) at a later date, they receive a proportion of the annual fee corresponding to the period for which they serve. The non-employee directors also currently receive compensation of $2,500 for each session during which they attend a Board meeting, $1,500 for any and all committee meetings attended, $1,250 for each Board meeting and $750 for each committee meeting held by telephone conference, and reimbursement of reasonable out-of-pocket expenses incurred in attending each meeting. In addition, the chairman of each committee of the Board receives an annual retainer of $5,000.
     Effective January 1, 2006, the Company’s non-employee directors will receive an annual retainer of $75,000 in January, or if they join the Board at a later date, they receive a proportion of the annual fee corresponding to the period for which they serve. Also effective January 1, 2006, the chairman of the audit committee of the Board will receive an annual retainer of $10,000 and the chairman of each of the Governance Committee and the Compensation Committee will receive an annual retainer of $5,000. All audit committee members, including the chairman, will receive an annual retainer of $5,000. Non-employee directors will continue to be reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings, but directors will not receive separate payments for attendance at Board and committee meetings.
     Mr. Massengill and Mr. Shakeel, who are employees of the Company, do not receive any compensation for their service on the Board or any Board committee.
     At a Board meeting held on August 5, 2005, the Board approved the payment of $2,500 per day (or time aggregating a full work day) for time spent by any independent director outside of board or committee meetings assisting with specified succession planning matters.
     The Company’s non-employee directors are entitled to participate in various other Company plans as set forth in the exhibits to the Company’s filings with the Securities and Exchange Commission.